Exhibit 23 (i)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Numbers 333-10409, 333-66422, 333-82302, 333-112521, and 333-133640) on Form S-8 of our reports dated November 19, 2008, relating to (1) the 2008 financial statements and financial statement schedule and the retrospective adjustments to the 2007 and 2006 financial statements of Woodward Governor Company (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company changing its method of accounting for uncertain tax positions in accordance with the Financial Accounting Standards Board’s Interpretation No. 48, Accounting for Uncertainty in Income Taxes) and (2) management’s report on the effectiveness of internal control over financial reporting as of September 30, 2008, appearing in this Annual Report on Form 10-K of Woodward Governor Company for the year ended September 30, 2008.
Deloitte & Touche LLP
Denver, Colorado
November 19, 2008